  EXHIBIT 99.1

Edible Garden Announces Appointment of Deborah K. Pawlowski to Board of Directors

BELVIDERE, NJ, October 17, 2022 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce, today announced the appointment of Deborah K. Pawlowski to the Edible Garden Board of Directors, effective October 14, 2022. Ms. Pawlowski has been appointed to the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board and has been appointed as Chair of the Compensation Committee.

Ms. Pawlowski brings more than thirty years of experience in investor relations, capital markets, marketing, strategic planning, leadership coaching and management. For over 20 years, she has served as the Founder, Chairman and CEO of KEI Advisors, LLC, an investor relations and business advisory firm. She has also held senior executive positions, leading the investor relations programs at National Fuel Gas Company, a diversified energy company, and American Precision Industries Inc., a former NYSE listed, diversified manufacturing company. Ms. Pawlowski is a graduate of the United States Military Academy at West Point, where she received her B.S. in General Engineering. She received her M.B.A. and Leadership Coaching Certification from the University at Buffalo, The State University of New York. She is currently a director for the Allegany Insurance Group and member of the Board and Secretary of the Combat Wounded Veterans Challenge. She is a former member of the Board of Directors of the National Investor Relations Institute (NIRI), past President of the NIRI Virtual Chapter, and currently serves as Advocacy Ambassador for the NIRI Virtual Chapter Board. Ms. Pawlowski is an inaugural NIRI Investor Relations Charter recipient, earning the right to use the Investor Relations Charter (IRC™) credential.

Jim Kras, Chief Executive Officer of Edible Garden commented, “We are pleased to welcome Deborah Pawlowski to the Edible Garden Board. Deborah brings more than thirty years of experience as a proven, entrepreneurial business leader with a successful track record in corporate communications, capital markets, and business strategy. This experience will be invaluable to the Company as we continue to grow our footprint, add new distribution partners, and expand our communications strategy. Importantly, we are gaining traction among both retailers and customers due to our focus on sustainability and our Zero-Waste Inspired® approach. As we enter our next phase of growth, we believe her appointment further illustrates our commitment to the highest levels of corporate governance.”

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Ms. Pawlowski further noted, “I am honored to join the Board of Edible Garden at this exciting time in the Company’s development. Edible Garden is rapidly emerging as a leader in the controlled environment agriculture sector, with a commitment to sustainability and consumer health. Recent events have highlighted the fragility of the food supply chain and by growing produce closer to the retailer and end consumer, Edible Garden is not only reducing the carbon footprint, but also providing both consumers and retailers with fresher and locally grown products. They are also leveraging advanced technologies to enhance efficiency and reduce costs. Moreover, with the recent launch of the Edible Garden Heartland facility, the Company is well positioned to expand its footprint within the Midwest. I look forward to leveraging my experience within both the corporate environment and capital markets to help maximize value for shareholders.”

About Edible Garden®

Edible Garden AG Incorporated, is a leader in locally grown organic leafy greens and herbs backed by Zero-Waste Inspired® next generation farming. Offered at over 4,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented Greenthumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “expect,” “intend,” “look forward,” “objective,” “seek,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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